                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 14(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT: September 7, 2001

EXACT NAME OF REGISTRANT: AMARILLO BIOSCIENCES, INC. (the "Company")

STATE OR OTHER JURISDICTION OF INCORPORATION: Texas

COMMISSION FILE NUMBER: 0-20791

IRS EMPLOYER IDENTIFICATION NUMBER: 75-1974352

ADDRESS OF PRINCIPAL EXECUTIVE OFFICES: 800 W. 9th, Amarillo, Texas 79101

REGISTRANT'S TELEPHONE NUMBER: 806/376-1741

ITEM 5:

         On September 7, 2001, the Company entered into a License Agreement with Atrix Laboratories, Inc. ("Atrix"). Under the Agreement, the Company licensed to Atrix rights in the U.S., Canada, and Western and Eastern Europe to orally administered low dose interferon alpha (IFN(alpha)) for use in the treatment of oral papillomavirus warts in HIV-positive patients, and Behcet's disease. The U.S. Food and Drug Administration has granted orphan drug status for both indications to the Company. The orphan designation is designed to promote the development of treatments for rare diseases or conditions and provides certain marketing exclusivity incentives outlined under the Orphan Drug Act.

         Under the terms of the Agreement, Atrix paid $485,000.00 for the exclusive rights to the two indications, within the aforesaid territory, and will fund or perform associated research and development activities. The Agreement provides for additional payments to the Company for specific clinical and regulatory milestones, and for a royalty based on sales of any products that may be developed.

ITEM 7:

                                  Exhibit Index

10.44(a) License Agreement between Atrix Laboratories, Inc. and the Company dated September 7, 2001


(a) Portions of this exhibit have been omitted and filed separately with the commission pursuant to a request for confidential treatment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date: September 24, 2001.

                                       AMARILLO BIOSCIENCES, INC.


                                       By: /s/ EDWARD L. MORRIS
                                           -------------------------------------
                                           Edward L. Morris, Secretary



                                  Exhibit Index

10.44(a) License Agreement between Atrix Laboratories, Inc. and the Company dated September 7, 2001


(a) Portions of this exhibit have been omitted and filed separately with the commission pursuant to a request for confidential treatment.